EXHIBIT 99.1

BIOBALANCE CORP. & SUBSIDIARY
(A WHOLLY OWNED SUBSIDIARY OF NEW YORK HEALTH CARE, INC.
 (A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	2	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	3	CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2010 AND AS OF DECEMBER 31, 2009

PAGE	4	CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009, AND FOR THE PERIOD FROM MAY 21, 2001 (INCEPTION) TO DECEMBER 31, 2010 (UNAUDITED)

PAGE	5	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY) FOR THE PERIOD FROM MAY 21, 2001 (INCEPTION) TO DECEMBER 31, 2010 (UNAUDITED)

PAGE	6	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009, AND FOR THE PERIOD FROM MAY 21, 2001 (INCEPTION) TO DECEMBER 31, 2010 (UNAUDITED)

PAGES	7- 14	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Bio-Balance Corp.

We have audited the accompanying consolidated balance sheets of Bio-Balance Corp. and subsidiary (A Development Stage Enterprise) as of December 31, 2010 and 2009, and the related consolidated statements of operations, and cash flows for each of the years ended December 31, 2010 & 2009.  We have also audited the amounts presented for the period January 1, 2009 to December 31, 2010, included in the statements of stockholders’ equity (deficit) and in the total amounts presented in the statements of operations and cash flows for the period from December 31, 2008. We did not audit the financial statements for the period March 21, 2001 (inception) to December 31, 2008.   These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the  consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2010 & 2009, and the results of its operations and cash flows for each of the years then ended December 31, 2010 & 2009, and the amounts presented for the period January 1, 2009 to December 31, 2010  included  in  the  statements  of  stockholders’  equity  (deficit)  and  in  the  total  amounts presented in the statements of operations and cash flows for the period from January 1, 2009 to December 31, 2010 in conformity with generally accepted accounting principles in the United States of America.

/s/ WEBB & COMPANY, P.A.
WEBB & COMPANY
Certified Public Accountants

Boynton Beach, FL
February 29, 2012

1500 Gateway Boulevard, Suite 202 i Boynton Beach, FL  33426
Telephone: (561) 752-1721 i Fax: (561) 734-8562
www.cpawebb.com

BIO BALANCE CORP. AND SUBSIDIARY
(A WHOLLY OWNED SUBSIDIARY OF NEW YORK HEALTH CARE, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

ASSETS
	As of December 31,
	2010	2009
CURRENT ASSETS
Cash	$137,393	$1,288,891
Prepaid expenses	4,247	4,247

TOTAL ASSETS	$141,640	$1,293,138

LIABILITIES AND STOCKHOLDERS DEFICIENCY

CURRENT LIABILITIES
Accounts payable	$39,599	$86,206
Due to Parent	23,771,063	23,714,397
Accrued expenses and other current liabilities	133	62,451

TOTAL CURRENT LIABILITIES	23,810,795	23,863,054

STOCKHOLDERS DEFICIENCY
Common stock, $0.0001 par value, 75,000,000 shares authorized, 21,443,821 and 21,443,821 shares issued and outstanding	2,112	2,112
Additional paid in capital	6,843,778	6,843,778
Accumulated deficit - during developmental stage	(30,075,741)	(29,214,136)

Total Bio Balance, Corp. and Subsidiary Stockholders' Deficiency	(23,229,851)	(22,368,246)
Non-Controlling Interest in Subsidiary	(439,304)	(201,670)

TOTAL STOCKHOLDERS DEFICIENCY	(23,669,155)	(22,569,916)

TOTAL LIABILITIES AND STOCKHOLDERS DEFICIENCY	$141,640	$1,293,138

See accompanies notes to consolidated financial statements.

BIO BALANCE CORP. AND SUBSIDIARY
(A WHOLLY OWNED SUBSIDIARY OF NEW YORK HEALTH CARE, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

			For the Period
			May 21,2001
	For the Years Ended December 31,		(Inception) to December 31,
	2010	2009	2010
			(Unaudited)
OPERATING EXPENSES
Product Development	$59,306	$150,009	$5,897,757
Consulting Fees	556,551	725,020	4,564,052
Professional Fees	104,262	105,332	4,156,737
Compensation and Related Expenses	268,025	281,434	5,590,006
General and administrative	113,960	195,146	3,670,366
Impairment Expense	-	-	3,455,280
Settlement Expenses	-	-	701,467
Amortization & Depreciation Expense	3,466	3,009	2,633,002
Total Operating Expenses	1,105,570	1,459,950	30,668,667

LOSS FROM OPERATIONS	(1,105,570)	(1,459,950)	(30,668,667)

OTHER INCOME (EXPENSES)
Interest income	7,682	21,969	107,494
Interest expense	(27)	(667)	(68,685)
Total Other Income (Expenses)	7,655	21,302	38,809

OPERATING LOSS BEFORE PROVISION FOR INCOME TAXES	(1,097,915)	(1,438,648)	(30,629,858)

Provision for Income Taxes	1,324	1,299	85,187

NET LOSS	(1,099,239)	(1,439,947)	(30,715,045)

LESS: NET LOSS ATTRIBUTABLE TO NON CONTROLLING INTEREST OF SUBISDARY	237,634	319,160	639,304

NET LOSS ATTRIBUTABLE TO BIOBALNACE CORP.	$(861,605)	$(1,120,787)	$(30,075,741)

NET LOSS PER SHARE - BASIC AND DILUTED	$(0.04)	$(0.05)	$(1.40)

WEIGHTED AVERAGE NUMBER OF SAHRES OUTSTANDING
DURING THE YEAR - BASIC AND DILUTED	$21,443,821	$21,443,821	$21,443,821

See accompanies notes to consolidated financial statements.

BIO BALANCE CORP. AND SUBSIDIARY
(A WHOLLY OWNED SUBSIDIARY OF NEW YORK HEALTH CARE, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

			For the Period
			May 21, 2001
	For the Years Ended December 31,		(Inception) to December 31,
	2010	2009	2010
			(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss, inclusive of non-controlling interest in subsidiary	$(1,099,239)	$(1,439,947)	$(30,715,045)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	-	54,734	2,633,002
Impairment of intangible asset			3,455,280
Non-cash compensation	-	-	174,950
Changes in operating assets and liabilities:
Decrease (Increase) in prepaid expenses	-	23,958	(4,247)
Increase (decrease) in accounts payable	(46,607)	15,672	39,599
Increase (decrease) in accrued expenses and other current liabilities	(62,318)	(7,482)	133
Net Cash Used In Operating Activities	(1,208,164)	(1,353,065)	(24,416,328)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of patents	-	(8,660)	(4,603,282)

Net Cash Used In Investing Activities	-	(8,660)	(4,603,282)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	-	5,385,940
Increase due to parent	56,666	783,848	23,771,063
In Kind Contribution of Service	-	9,693	-

Net Cash Provided By Financing Activities	56,666	793,541	29,157,003

NET INCREASE (DECREASE ) IN CASH	(1,151,498)	(568,184)	137,393

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,288,891	1,857,075	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$137,393	$1,288,891	$137,393

Cash paid for interest expense	$27	$667	$68,607
Cash paid for Income Taxes	$1,324	$1,299	$85,187

See accompanies notes to consolidated financial statements.

BIO BALANCE CORP. AND SUBSIDIARY
(A WHOLLY OWNED SUBSIDIARY OF NEW YORK HEALTH CARE, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICENCY)
FOR THE PERIOD FROM MAY 21, 2001 (INCEPTION) TO DECEMBER 31, 2010

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated during development stage	Non- Controlling Interest in	Total Stockholders' Equity /
	Shares	Amount	Shares	Amount	Capital	stage	Subsidiary	(Deficiency)

Common stock issued to founders ($0.001 /sh)	-	$-	$8,896,709	$890	$-	$-	$-	$890
Common stock issued for cash ($0.03 /sh) net	-	-	8,783,952	845	247,462	-	-	248,307
Common stock issued for services ($0.03 /sh)	-	-	550,000	55	16,445	-	-	16,500
Common stock issued for cash ($1.50 /sh) net	-	-	400,000	40	587,377	-	-	587,417
Common stock issued for services ($1.50 /sh)	-	-	40,000	4	59,996	-	-	60,000
Common stock issued for asset acquisition ($1.50 /sh)	-	-	990,000	99	1,484,901	-	-	1,485,000
Warrants issued for future servives	-	-	-	-	26,000	-	-	26,000
Common stock issued for cash ($3.00 /sh) net	-	-	367,333	37	851,452	-	-	851,489
Net loss, for the year ended December 31, 2001 (Unaudited)	-	-	-	-	-	(452,170)	-	(452,170)

BALANCE, DECEMBER 31, 2001	-	-	20,027,994	1,970	3,273,633	(452,170)	-	2,823,433

Common stock issued for cash ($2.00 /sh) net	-	-	425,000	43	813,256	-	-	813,299
Common stock issued for cash ($3.00 /sh) net	-	-	914,240	91	2,429,253	-	-	2,429,344
Common stock issued for cash ($3.36 /sh) net	-	-	46,587	5	154,329	-	-	154,334
Common stock issued for cash ($3.90 /sh) net	-	-	30,000	3	100,857	-	-	100,860
Warrants issued for future servives	-	-	-		72,450	-	-	72,450
Net loss, for the year ended December 31, 2002	-	-	-	-	-	(1,399,057)	-	(1,399,057)

BALANCE, DECEMBER 31, 2002 (Unaudited)	-	-	21,443,821	2,112	6,843,778	(1,851,227)	-	4,994,663

Net loss, for the year ended December 31, 2003	-	-	-	-	-	(4,583,053)	-	(4,583,053)
BALANCE, DECEMBER 31, 2003 (Unaudited)	-	-	21,443,821	2,112	6,843,778	(6,434,280)		411,610

Net loss, for the year ended December 31, 2004	-	-	-	-	-	(6,422,907)	-	(6,422,907)
BALANCE, DECEMBER 31, 2004 (Unaudited)	-	-	21,443,821	2,112	6,843,778	(12,857,187)		(6,011,297)

Net loss, for the year ended December 31, 2005	-	-	-	-	-	(6,845,850)	-	(6,845,850)
BALANCE, DECEMBER 31, 2005 (Unaudited)	-	-	21,443,821	2,112	6,843,778	(19,703,037)		(12,857,147)

Net loss, for the year ended December 31, 2006	-	-	-	-	-	(5,492,072)	-	(5,492,072)
BALANCE, DECEMBER 31, 2006 (Unaudited)	-	-	21,443,821	2,112	6,843,778	(25,195,109)		(18,349,219)

Net loss, for the year ended December 31, 2007	-	-	-	-	-	(2,746,705)	-	(2,746,705)
BALANCE, DECEMBER 31, 2007 (Unaudited)	-	-	21,443,821	2,112	6,843,778	(27,941,814)	-	(21,095,924)

Minority interest in consolidated subsidary	-	-	-	-	-	-	200,000	200,000
Net loss, for the year ended December 31, 2008	-	-	-	-	-	(151,535)	(82,510)	(234,045)
BALANCE, DECEMBER 31, 2008 (Unaudited)	-	-	-	-	-	(28,093,349)	117,490	(21,129,969)

Sale of common stock -Founders $.001 per share	-	-	-	-	-	-	-	-
Sale of common stock - private placement $.003 per share	-	-	-	-	-	-	-	-
Net loss, for the year ended December 31, 2009	-	-	-	-	-	(1,120,787)	(319,160)	(1,439,947)
BALANCE, DECEMBER 31, 2009	-	-	21,443,821	-	-	(29,214,136)	(201,670)	(22,569,916)

Imputed Compensation	-	-	-	-	-	-	-	-
Common stock issued for services	-	-	-	-	-	-	-	-
Cash received from issuance of common stock	-	-	-	-	-	-	-	-
Net loss, for the year ended December 31, 2010	-	-	-	-	-	(861,605)	(237,634)	(1,099,239)
BALANCE, DECEMBER 31, 2010	-	$-	$21,443,821	$-	$-	$(30,075,741)	$(439,304)	$(23,669,155)

See accompanies notes to consolidated financial statements.

BIOBALANCE CORP. & SUBSIDIARY
(A WHOLLY OWNED SUBSIDIARY OF NEW YORK HEALTH CARE, INC.
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010 AND 2009

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Consolidation and Presentation

BioBalance Corp. ("BioBalance"), a development stage entity, was formed during May 2001 in the State of Delaware. BioBalance is a biopharmaceutical company focused on the development of treatments for gastrointestinal diseases that are poorly addressed by current therapies. BioBalance is currently pursuing prescription drug development of its lead product, PROBACTRIX® for the prevention of pouchitis. On March 24, 2006, the Company received approval from the Food and Drug Administration (the "FDA") to start Phase II clinical trials. There can be no assurance that BioBalance will be successful in obtaining regulatory approval or in marketing any such products.

BioBalance, LLC (“LLC”), a Delaware limited liability company was formed in July 2008. Upon the formation of the LLC, BioBalance transferred its intellectual property into the LLC. Pursuant to an agreement with a claimant (See Note 4), BioBalance transferred a 1/3 interest in LLC as settlement of a claim against BioBalance and the parent company of BioBalance, New York Health care, Inc.

The consolidated entity, collectively referred to, unless the context otherwise requires, as the “Company”, “we”, “our” or similar pronouns, includes BioBalance and LLC which is 66-2/3% owned by BioBalance.

On January 2, 2003, BioBalance consummated a business combination with New York Health Care, Inc., a public company. As a result of the merger, BioBalance shareholders exchanged all of their BioBalance shares for 21,443,821 shares of common stock of New York Health Care.

Basis of Presentation

The financial statements have been prepared on the accrual basis of accounting.

Cash and Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

BIOBALANCE CORP. & SUBSIDIARY
(A WHOLLY OWNED SUBSIDIARY OF NEW YORK HEALTH CARE, INC.
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010 AND 2009

Goodwill and Other Intangible Assets

ASC topic 350 of the Accounting Standards Codification, "Intangibles - Goodwill and Other” requires that goodwill and intangible assets having indefinite lives not be amortized, but instead be tested for impairment at least annually. Intangible assets determined to have definite lives are amortized over their remaining useful lives.

Income Taxes

The Company adopted FASB ASC 740, Income Taxes, at its inception. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No deferred tax assets or liabilities were recognized as of December 31, 2010 and 2009.

Uncertain Tax Positions

The Company adopted the provisions of Accounting for Uncertainty in Income Taxes (“Uncertain Tax Positions”) of the ASC. Uncertain Tax Positions prescribes recognition thresholds that must be met before a tax position is recognized in the financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Under “Uncertain Tax Positions”, an entity may only recognize or continue to recognize tax positions that meet a ““more-than-likely-than-not” threshold. All related interest and penalties would be expensed as incurred. The Company has evaluated its tax position for the period ended December 31, 2010 and 2009 and such evaluation did not require a material adjustment to the financial statements. The returns as filed are consolidated returns and are subject to audit by the Internal Revenue Service and New York State Department of Finance. The returns for the years ended December 31, 2007 to December 31, 2010 are subject to examination.

BIOBALANCE CORP. & SUBSIDIARY
(A WHOLLY OWNED SUBSIDIARY OF NEW YORK HEALTH CARE, INC.
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010 AND 2009

	December 31, 2010	December 31, 2009

Expected income tax expense at the statutory rate of 39.74%	$(292,946)	$(381,068)
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	(49,473)	(64,356)
Tax effect of differences in the timing of deductibility of items for income tax purposes	-	-
Change in valuation allowance	342,419	445,423
Provision for income taxes	$-	$-

The components of deferred income taxes are as follows:

	December 31, 2010	December 31, 2009
Deferred income tax asset:
Net operating loss carryforward	$(11,952,701)	$(11,610,282)
Valuation allowance	11,952,701	11,610,282
Deferred income taxes	$-	$-

As of December 31, 2010 and 2009 the Company has a net operating loss carryforward of approximately $11,952,701 and $11,610,282, respectively, available to offset future taxable income through 2030. The valuation allowance at December 31, 2010 was $11,952,701.  The valuation allowance at December 31, 2009 was $11,610,282. The net change in the valuation allowance for the year ended December 31, 2010 was an increase of $342,419.

Stock-Based Compensation

In December 2004, the FASB issued ASC No. 718, Compensation – Stock Compensation (“ASC 718”).  Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.  As such, compensation cost is measured on the date of grant at their fair value.  Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.  The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to persons other than employees are recorded on the basis of the fair value of the instruments, as required by ASC 718.  ASC No. 505, Equity Based Payments to Non-Employees (“ASC 505”) defines the measurement date and recognition period for such instruments.  In general, the measurement date is (a) when a performance commitment, as defined, is reached or (b) when the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the ASC 505.

BIOBALANCE CORP. & SUBSIDIARY
(A WHOLLY OWNED SUBSIDIARY OF NEW YORK HEALTH CARE, INC.
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010 AND 2009

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include value of Deferred Tax Assets and valuation of Intangible Assets.

Fair Value of Financial Instruments

The carrying amounts of the Company’s accounts payable and accrued expenses approximate fair value due to the relatively short period to maturity for these instruments

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of temporary cash equivalents, which from time to time exceed the federal depository insurance coverage and commercial accounts receivable. The Company has cash investment policies that restrict placement of these investments to financial institutions evaluated as highly creditworthy.

Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB Accounting Standards Codification Topic 260, “Earnings Per Share.”

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured

Research and Development

Under ASC No 350, goodwill and any other intangible assets deemed to have indefinite lives are not subject to amortization; however, goodwill is subject to impairment reviews, which must be performed at least annually or more frequently if events or circumstances indicate that goodwill or other indefinite lives intangibles might be impaired.

BIOBALANCE CORP. & SUBSIDIARY
(A WHOLLY OWNED SUBSIDIARY OF NEW YORK HEALTH CARE, INC.
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010 AND 2009

Recent Accounting Pronouncements

ASU No. 2011-03; Reconsideration of Effective Control for Repurchase Agreements.  In April, 2011, the FASB issued ASU No. 2011-03. The amendments in this ASU remove from the assessment of effective control the criterion relating to the transferor’s ability to repurchase or redeem financial assets on substantially the agreed terms, even in the event of default by the transferee. The amendments in this ASU also eliminate the requirement to demonstrate that the transferor possesses adequate collateral to fund substantially all the cost of purchasing replacement financial assets.

The guidance in this ASU is effective for the first interim or annual period beginning on or after December 15, 2011. The guidance should be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. Early adoption is not permitted. The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

ASU No. 2011-04; Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.   In May, 2011, the FASB issued ASU No. 2011-04. The amendments in this ASU generally represent clarifications of Topic 820, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed.  This ASU results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and IFRSs.  The amendments in this ASU are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Early application by public entities is not permitted.

The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

ASU No. 2011-05; Amendments to Topic 220, Comprehensive Income.  In June, 2011, the FASB issued ASU No. 2011-05. Under the amendments in this ASU, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.

The amendments in this ASU should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. Due to the recency of this pronouncement, the Company is evaluating its timing of adoption of ASU 2011-05, but will adopt the ASU retrospectively by the due date.

BIOBALANCE CORP. & SUBSIDIARY
(A WHOLLY OWNED SUBSIDIARY OF NEW YORK HEALTH CARE, INC.
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010 AND 2009

On September 15, 2011, the FASB issued ASU 2011-08, Intangibles – Goodwill and Other, which simplifies how an entity is required to test goodwill for impairment. This ASU would allow an entity to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Under the ASU, an entity would not be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The ASU includes a number of factors to consider in conducting the qualitative assessment.  The ASU is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.  Early adoption is permitted. This standard is not expected to have a material impact on the Company’s reported results of operations or financial position.

NOTE 2 -	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	Accounts payable and accrued expenses consist of the following:

		December 31,	December 31,
		2010	2009

	Accounts Payable	$39,599	$86,206
	Accrued Expenses	133	62,451
		$39,732	$148,657

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company has received advances totaling $23,771,063 through December 31, 2010 from New York Health Care, Inc. (“NYHC”), the Company’s parent entity, primarily to fund the operations of the Company. The advances bear no interest.

Certain allocated overhead and administrative expenses have been charged by NYHC, the Company’s parent entity. These expenses generally consist of salaries and related benefits paid to corporate personnel and professional fees allocable to the Company. Allocations of personnel costs and professional fees have been based primarily on actual time spent by Company employees with respect to the operations of the Company. The Company believes that such allocation methods are reasonable.

NOTE 4 - EMERALD SETTLEMENT AGREEMENT

On August 12, 2008, the Company entered into a settlement agreement (“Emerald Settlement Agreement”) with Emerald Asset Management, Inc. (“Emerald”) and Yitz Grossman related to the resolution of disputes under a consulting agreement dated June 1, 2001 between BioBalance and Emerald relating to the consulting agreement dated June 1, 2001 between the Company and Emerald, whereby the Company settled its obligations under the Emerald Settlement Agreement

BIOBALANCE CORP. & SUBSIDIARY
(A WHOLLY OWNED SUBSIDIARY OF NEW YORK HEALTH CARE, INC.
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010 AND 2009

The parties agreed to the following settlement terms: termination of the prior 2006 settlement agreement among the Company, Emerald and Grossman and a release by each party of prior claims against the other; an immediate cash payment by the Company to Grossman of $650,000; and a 33-1/3% interest in BioBalance LLC, a newly formed Delaware limited liability company ("the LLC") into which BioBalance contributed its interest in intellectual property and patents (valued at $600,000 at the date of the agreement), with BioBalance retaining the remaining 66-2/3% interest in the LLC. Contemporaneously with the settlement, the LLC entered into a one-year consulting agreement with Grossman under which Grossman will be paid a base consulting fee of $180,000 and be reimbursed for approved expenses, with the opportunity to earn up to an additional $180,000 contingent on an increase in the valuation of the LLC over the agreed-upon base valuation of $628,056, based on a specified formula.  During the years ended December 31, 2010 and 2009, Mr. Grossman received approximately $326,000 and $296,000 in consulting fees and expenses.

The Company has advanced $2 million as a loan to the newly formed limited liability company to fund product development and administrative expenses (See Note 7).

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Cautionary Statement

BioBalance operates in a competitive environment that involves a number of risks, some of which are beyond its control. Although we believe the expectations for BioBalance are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Factors that could cause actual events or results to differ materially from expected results involve both known and unknown risks. Key factors include, among others: our need to secure additional financing and at acceptable terms; the high cost and uncertainty of clinical trials and other development activities involving pharmaceutical products; the dependence on third parties to manufacture its products; the unpredictability of the duration and results of regulatory approval for our products; our dependence on our lead biotherapeutic agent, PROBACTRIX® and the uncertainty of its market acceptance; the possible impairment of, or inability to enforce, intellectual property rights and the subsequent costs of defending these rights; and the loss of key executives or consultants.

Litigation

We are subject to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, management does not believe that the outcome of any of these legal matters will have a material adverse effect on our results of operations or financial position, except as follows:

BIOBALANCE CORP. & SUBSIDIARY
(A WHOLLY OWNED SUBSIDIARY OF NEW YORK HEALTH CARE, INC.
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2010 AND 2009

On April 3, 2009, New York Health Care, Inc. (“NYHC”), the parent company of BioBalance and its directors were served with a shareholder derivative complaint seeking to set aside the Emerald Agreement entered into during the year ended December 31, 2008. This complaint was amended on July 7, 2009 to include Yitz Grossman as a defendant.  On January 21, 2010, the court dismissed the complaint with the right to re-plead, while the plaintiffs have filed a second amended complaint. On March 8, 2010, the plaintiffs in the derivative action from April 2009 re-filed the complaint naming the NYHC and BioBalance as nominal defendants.

In July 2010 the directors of NYHC, NYHC, and BioBalance were served on a continuation of the derivative complaint of March 2010 seeking an injunction preventing the Company from selling its intellectual property owned by BioBalance, LLC pursuant to a letter of intent entered into during June 2010. The injunction was not granted by the court to the plaintiffs. A stipulation to withdraw the matter has been has been approved by the court on December 5, 2011.

NOTE 6 - SUBSEQUENT EVENTS

Sale of BioBalance

On September 6, 2011, the Company finalized a stock purchase agreement in which the New York Health Care, Inc. (“NYHC”) sold the outstanding capital stock in BioBalance to Enterologics, Inc. “Enterologics”, a public entity related through common ownership for a purchase price comprised of the following:

(i)	$300,000, in cash

(ii)	The assumption by Enterologics up to $25,000 of liabilities of BioBalance and/or BioBalance LLC, which liabilities shall be designated by the Company

(iii)	A number of shares of restricted common stock of Enterologics with an aggregate fair value of $150,000, provided that the number of restricted common shares will not be less than 300,000 share

(iv)
A three-year promissory note in the original principal amount of $100,000 issued by Enterologics to the NYHC. The promissory note is an unsecured obligation of Enterologics that bears interest on the outstanding principal balance at the annual rate of 5%, payable semi-annually. Principal is payable in three equal annual installments of $33,333, commencing on the first anniversary of the date of issuance.

As a condition to the closing of the BioBalance Sale, NYHC purchased the 1/3 interest owned by Yitz Grossman in BioBalance, LLC (of which the Company owns the remaining 2/3) for a total of up to $75,000 in future indemnification expenses.

The Company has evaluated all subsequent events from the date of the balance sheet through February 29, 2012, which represents the date these consolidated financial statements are available to be issued.